EXHIBIT 2.1

TRANSFER AGREEMENT

     THIS TRANSFER AGREEMENT (“Agreement”) is made as of the last day reflected on the signature page hereto (“Effective Date”), by and among All-American Sportpark, Inc., a Nevada corporation (“Transferor”), and John Boreta and Ronald Boreta and/or their assignees or designees (collectively, the “Transferee”).

Recitals

     WHEREAS, Transferor owns thirty-three and 15/100 (33.15) of the shares of the common stock (“Common Stock”), in All-American Golf Center, Inc., a Nevada corporation (“Corporation”), represented by a stock certificate, constituting fifty-one percent (51%) of the outstanding shares of stock issued by the Corporation;

     WHEREAS, Transferor previously sold thirty-one and 85/100 (31.85) of the shares of the common stock (“Common Stock”), in All-American Golf Center, Inc., a Nevada corporation (“Corporation”), represented by a stock certificate, constituting forty-nine percent (49%) of the outstanding shares of stock issued by the Corporation to Saint Andrews Golf Shop, Ltd., in accordance with the June 15, 2009, Stock Transfer Agreement;

     WHEREAS, Transferee’s predecessors in interest made multiple loans to Transferor, which loans continue to accrue interest, and Transferor now seeks to satisfy the debt held by Transferee and alleviate liabilities and obligations;

     WHEREAS, Transferor, Transferee, and Corporation hereby acknowledge and reaffirm the accuracy of that certain Ledger (“Ledger”), attached hereto as Exhibit “A” and incorporated herein by this referenced, which identifies loans in the amount of $8,667,725, including principal and accrued interest due thereunder (collectively, the “Loans”), to which Transferor is indebted to Transferee;

     WHEREAS, Transferor affirms and acknowledges both the validity and existence of the Loans;

     WHEREAS, the Loans shall be satisfied pursuant to and in accordance with the terms of this Agreement;

     WHEREAS, Transferee assumed a note payable to Transferor in the approximate amount of $21,405.20, including principal and accrued interest due thereunder, (the “Note”).

     WHEREAS, Transferor owes an obligation of payment to Ronald Boreta for deferred and ongoing salary in the approximate amount of $320,000.00 as set forth in the schedule attached as Exhibit “B”, which continues to accrue (“RB Salary”);

     WHEREAS, Transferor affirms and acknowledges both the validity and existence of the RB Salary;

     WHEREAS, the RB Salary shall be assumed by the Corporation without recourse in accordance with the terms of this Agreement;

     WHEREAS, in consideration for Transferee’s forgiveness of the Loans, assumption of liabilities and obligations of AAGC, and consent to the assumption of the RB Salary by the Corporation, Transferor agrees to (i) transfer thirty-three and 15/100 (33.15) of stock issued by the Corporation (“AAGC Shares”) to Transferee (ii) issue one million (1,000,000) shares of All

American SportPark, Inc. (“AASP Shares”) (the “Transfer”), and (iii) forgive the Note;

     WHEREAS, as a result of the Transfer, Transferee will own no Capital Stock of the Corporation, Transferee will own 100% of the Capital Stock of the Corporation, and one million (1,000,000) shares of the Transferor’s common stock will be issued to the Transferee;

     WHEREAS, Transferee owes Corporation for advances to fund Transferor’s operations totaling approximately $4,150,000 which the parties hereto agree should be cancelled in connection with the transactions described in this Agreement;

     WHEREAS, the Transferor owes approximately $1,367,500 to entities controlled by Transferee (“Transferee Entities”) which Transferee desires to have forgiven in connection with the transactions described in this Agreement;

     WHEREAS, Transferee Entities owe Transferor a total of approximately $6,200 which Transferor desires to forgive in connection with the transactions described in this Agreement; and

     WHEREAS, Transferor and Transferee deem it to be in their respective best interests to agree upon the terms and conditions contained herein.

Agreement

     NOW, THEREFORE, in consideration of the above recitals, which are hereby incorporated herein by this reference, the mutual promises, covenants, conditions, and representations hereinafter contained, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Transferor and Transferee hereby agree to the following:

1. The Transactions: The Parties agree to consummate the following transactions

(“Transactions”) at Closing:

     (a) Sale and Transfer. Subject to the terms and conditions set forth in this Agreement, Transferor agrees to transfer and convey the AAGC Shares to Transferee, Transferor agrees to issue Transferor the AASP Shares, and Transferee agrees to acquire the AAGC Shares and AASP Shares from Transferor.

     (b) Forgiveness of the Loans. Subject to the terms and conditions set forth in this Agreement, Transferee agrees to forgive the Loans, including all accrued interest as of the date of the Closing, as defined in this Agreement.

     (c) Forgiveness of the Note. Subject to the terms and conditions set forth in this Agreement, Transferor agrees to forgive the Note, including all accrued interest as of the date of the Closing, as defined in this Agreement.

     (d) Assignment of RB Salary. Subject to the terms and conditions set forth in this Agreement, Transferee agrees to consent to an assumption of the RB Salary by AAGC with no recourse.

     (e) Cancellation of Indebtedness to Corporation. Subject to the terms and conditions set forth in this Agreement, the Corporation shall have agreed to forgive all amounts owed to Corporation by the Transferor as of the date of the Closing.

     (f) Cancellation of Indebtedness to Tranferee Entities. Subject to the terms and conditions set forth in this Agreement, Transferee Entities shall have agreed to forgive all amounts owed to Transferor as of the date of the Closing.

     (g) Cancellation of Indebtedness of Tranferee Entities to Transferor. Subject to the terms and conditions set forth in this Agreement, Transferee shall have agreed to forgive all amounts owed to it by the Transferee Entities as of the date of the Closing.

     2. Closing. The consummation of the Transactions contemplated hereby (“Closing”) shall take place contemporaneous with the execution and delivery of this Agreement. At the Closing, the Transactions shall be consummated upon the simultaneous delivery by the following parties of the following documents:

     (a) Transferor shall deliver to Transferee the stock certificate(s) representing the AAGC Shares;

     (b) Transferor shall deliver to Transferee a stock power for the AAGC Shares duly executed by Transferor in the form attached hereto as Exhibit “C”;

     (c) Transferor shall deliver to Transferee a stock certificate representing the AASP Shares;

     (d) Transferee shall deliver to Transferor a satisfaction of indebtedness in the form of Exhibit “D” evidencing the satisfaction of the Loans;

     (e) Transferee shall consent to the assumption of the RB Salary by AAGC in the form of Exhibit “E”.

     (f) Transferor shall deliver to Transferee evidence of the satisfaction of the Note.

     (g) The Transferor shall have received evidence of the Corporation’s forgiveness of all amounts owed to it by Transferor.

     (h) The Transferor shall have received evidence that the Transferee Entities have forgiven all amounts owed to the Transferee Entities by the Transferor.

     (i) The Transferor shall deliver evidence of the forgiveness of the amounts owed to Transferor by the Transferee Entities.

     3. Release of Interest. At Closing, Transferor will release and relinquish any and all right, title and interest which Transferor now has or may ever have had in the AAGC Shares and the Corporation.

     4. Representations of Transferor. Transferor individually and on behalf of the Corporation represents and warrants to Transferee as follows:

     (a) Ownership of AAGC Shares. Transferor is the owner, beneficially and of record, of the AAGC Shares, free and clear of all liens, encumbrances, security agreements, equities, options, claims, charges, and restrictions. Transferor does not own or have the right to purchase or acquire from the Corporation, whether pursuant to options, warrants, convertible securities or otherwise, any other securities of the Corporation.

     (b) Issuance of AASP Shares. Transferor’s authorized shares to be issued consist of at least one million (1,000,000) shares and Transferor is authorized to issue the AASP Shares to Transferee.

     (c) Capitalization. The authorized capital stock of the Corporation consists of sixty-five (65) shares of issued and outstanding Common Stock, of which thirty-one and 85/100 (31.85) shares were previously sold to Saint Andrews Golf Shop, Ltd., of which the remaining thirty-three and 15/100 (33.15) shares are currently held in the name of Transferor. All issued and outstanding shares have been duly authorized and validly issued and are fully paid and non-assessable. There are no other outstanding rights, options, warrants, preemptive rights, rights of first refusal or similar rights for the purchase or acquisition from the Corporation of any securities of the Corporation nor are there any commitments to issue or execute any such rights, options, warrants, preemptive rights or rights of first refusal. All outstanding shares have been issued in compliance with state and federal securities laws. Neither the Corporation nor Transferor is a party or subject to any agreement or understanding, and, there is no agreement or understanding between any persons that affects or relates to the voting or giving of written consents with respect to any security or the voting by a director or shareholder of the Corporation.

     (d) Governmental Consents. Except for compliance that shall have occurred prior to Closing, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Corporation is required in connection with the offer, sale, transfer, or issuance of the Shares or the consummation of any other transaction contemplated hereby.

     (e) Compliance with Other Instruments. The Corporation is not in violation or default of any provision of its articles of incorporation or bylaws, each as amended and in effect as of the Closing.

     (f) Broker Fees. Neither Transferor nor the Corporation is a party to any contract, agreement, arrangement or understanding with any person or entity which will result in the obligation of Transferor or the Corporation to pay any finder’s fee, brokerage commission or similar payment in connection with this Agreement or the transactions contemplated hereby.

     (g) Assumption. Transferor confirms the validity of the RB Salary, which shall be assumed by AAGC.

     5. Representations of Transferee. Transferee hereby represents and warrants to Transferor as follows:

     (a) Authorization. This Agreement, when executed and delivered by Transferee, will constitute a valid and legally binding obligation of Transferee, enforceable in accordance with its terms.

     (b) Compliance with Covenants. Transferee will perform and comply with all covenants and agreements, and satisfy all conditions that Transferee is required by this Agreement to perform, comply with, or satisfy before or at the Closing.

(c) Investment Representations. With respect to the 1,000,000 shares of

Transferor’s shares of common stock to be issued to Transferee, Transferee is acquiring the shares for investment purposes and not with a view to a resale or distribution and acknowledges that none of the Shares are currently registered under the Securities Act. The Company has not undertaken to register any of such Shares under U.S. Federal or State law, and, unless so registered, may only be offered or sold pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case in accordance with applicable state securities laws.

6. Conditions Precedent to Closing.

(a) The obligations of Transferee under this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing:

     (i) Representations and Warranties. The representations and warranties of the Transferor contained herein shall be true in all material respects.

     (ii) Performance. Transferor shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it.

     (iii) Compliance with Applicable Laws. The transfer of the AAGC Shares to Transferee at the Closing shall not be prohibited by or conflict with any applicable law or governmental rule, regulation, order or judgment.

     (iv) No Legal Proceedings. No action, suit, investigation or other proceeding relating to the transactions contemplated hereby shall have been instituted or threatened before any court or by any governmental authority or body that restrains or prohibits or seeks to restrain or prohibit the transactions contemplated hereby or to obtain material damages or other material relief in connection therewith.

     (b) The obligations of Transferor under this Agreement are subject to the satisfaction of the following conditions on or prior to the Closing:

     (i) Representations and Warranties. The representations and warranties of the Transferee contained herein shall be true in all material respects.

     (ii) Shareholder Approval. The Transaction shall have been approved by the affirmative vote of stockholders holding stock in Transferee entitling them to exercise at least a majority of the voting power.

     (iii) Release of Guarantee. Saint Andrew Golf, Ltd. shall have released Transferor from all guarantees provided by Transferor in connection with loans made to AAGC.

     (iv) Performance. Transferee shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it.

     (v) Compliance with Applicable Laws. The transfer of the AAGC Shares to Transferee at the Closing or the issuance of the AASP shares to Transferee shall not be prohibited by or conflict with any applicable law or governmental rule, regulation, order or judgment.

     (vi) No Legal Proceedings. No action, suit, investigation or other proceeding relating to the transactions contemplated hereby shall have been instituted or threatened before any court or by any governmental authority or body that restrains or prohibits or seeks to restrain or prohibit the transactions contemplated hereby or to obtain material damages or other material relief in connection therewith.

     7. Liabilities and Indemnification. Transferee shall defend and indemnify and hold each of Transferor and its officers, employees and agents harmless from and against any and all losses, liabilities, damages, costs (including, without limitation, court costs and costs of appeal) and expenses (including, without limitation, reasonable attorneys' fees) that Transferor and its officers, employees, or agents may incur arising out of, or with respect to (i) any misrepresentation by Transferee under this Agreement, (ii) any breach by Transferee of, or any failure by Transferee to perform, any covenant or agreement of, or required to be performed by, Transferee under this Agreement, or (iii) any obligation or liability of Corporation or any activities of the business conducted by Corporation.

8. Miscellaneous.

(a) Voting. Upon Transferee’s acquisition of the Shares, it shall have all of the rights and powers of other shareholders of the Corporation, including, without limitation, voting rights and Transferee’s right to collect distributions in proportion to the percentage of shares held by Transferee.

     (b) Notices. Any and all notices and demands by any party hereto, required or desired to be given hereunder, shall be in writing and shall be deemed validly given or made (1)

if served personally, upon receipt, (2) if deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, three (3) days after deposit, or (3) if sent by facsimile, upon receipt, provided that a copy is also sent by method (1) or (2), and if addressed as follows:

If to Transferor:	All-American Sportpark, Inc.
Attn: Ronald S. Boreta
6730 Las Vegas Boulevard South
Las Vegas, Nevada 89119
Fax: 702-309-7407

With a copy to:	Clanahan, Beck & Bean, P.C.
Attn: James P. Beck, Esq.
1873 S. Bellaire Street, Suite 1401
Denver, Colorado 80222
Fax: 303-893-2882

If to Transferee:	Saint Andrews Golf Shop, Ltd.
Attn: Ronald S. Boreta
6730 Las Vegas Boulevard South
Las Vegas, Nevada 89119
Fax: 702-309-7407

With a copy to:	Schwartz Flansburg PLLC
Attn: Frank M. Flansburg III, Esq.
6623 Las Vegas Blvd. S. Ste. 300
Las Vegas, Nevada 89119
Fax: 702-385-2741

If to Corporation:	All American Golf Center, Inc.
Attn: Ronald S. Boreta
6730 South Las Vegas Boulevard
Las Vegas, Nevada 89119
Fax: 702-309-7406

Either party may change its address for the purpose of receiving notices or demands as herein provided by giving a written notice in the manner aforesaid to the other parties. All notices shall be as specific as reasonably necessary to enable the party receiving the same to respond thereto.

     (c) Governing Law. The laws of the State of Nevada applicable to contracts made in that State, without giving effect to its conflict of law rules, shall exclusively govern the validity, construction, performance and effect of this Agreement.

     (d) Consent to Jurisdiction. Each party hereto consents to the jurisdiction of the Courts of the State of Nevada in the event any action is brought for declaratory relief or enforcement of any of the terms and provisions of this Agreement.

     (e) Attorney Fees. Unless otherwise specifically provided for herein, each party hereto shall bear its own attorney fees incurred in the negotiation and preparation of this Agreement and any related documents. In the event that any action or proceeding is instituted to interpret or enforce the terms and provisions of this Agreement, however, the prevailing party shall be entitled to its costs and attorney fees, in addition to any other relief it may obtain or be entitled to.

     (f) Interpretation. In the interpretation of this Agreement, the singular may be read as the plural, and vice versa, the neuter gender as the masculine or feminine, and vice versa, and the future tense as the past or present, and vice versa, all interchangeably as the context may require in order to fully effectuate the intent of the parties and the transactions contemplated herein. Syntax shall yield to the substance of the terms and provisions hereof. Paragraph headings are for convenience of reference only and shall not be used in the interpretation of the Agreement. Unless the context specifically states to the contrary, all examples itemized or listed herein are for illustrative purposes only, and the doctrine of inclusio unius exclusio alterius shall not be applied in interpreting this Agreement.

     (g) Entire Agreement. This Agreement, along with the exhibits hereto, which are hereby incorporated herein by this reference, sets forth the entire understanding of the parties, and supersedes all previous agreements, negotiations, memoranda, and understandings, whether written or oral. In the event of any conflict between any exhibits or schedules attached hereto, this Agreement shall control.

     (h) Modifications. This Agreement shall not be modified, amended, or changed in any manner unless in writing executed by the parties hereto.

     (i) Waivers. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver, and no waiver shall be binding unless evidenced by an instrument in writing and executed by the party making the waiver.

     (j) Invalidity. If any term, provision, covenant or condition of this Agreement, or any application thereof, should be held by a court of competent jurisdiction to be invalid, void or unenforceable, that provision shall be deemed severable and all provisions, covenants, and conditions of this Agreement, and all applications thereof not held invalid, void or unenforceable, shall continue in full force and effect and shall in no way be affected, impaired or invalidated thereby.

     (k) Binding Effect. This Agreement shall be binding on and inure to the benefit of the heirs, personal representatives, successors and permitted assigns of the parties hereto.

     (l) Counterparts. This Agreement may be executed in multiple counterparts, which together shall constitute one and the same document. Facsimile or electronic transmissions of signatures shall be deemed originals.

     (m) Negotiated Agreement. This is a negotiated Agreement. All parties have participated in its preparation. In the event of any dispute regarding its interpretation, it shall not be construed for or against any party based upon the grounds that the Agreement was prepared by any one of the parties.

     (n) Time of Essence. Time is of the essence of this Agreement and all of its provisions.

[SIGNATURES APPEAR ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date.

                                                                                                                                                                  TRANSFEROR

                                                                                                                                                                 All-American Sportpark, Inc., a Nevada corporation

6/10/16                                                                                                                                               By: /s/ Ronald Boreta
Date                                                                                                                                                          Name: Ronald S. Boreta
                                                                                                                                                                 Title: President

                                                                                                                                                                   TRANSFEREE

6/10/16                                                                                                                                                    /s/ Ronald S. Boreta
Date                                                                                                                                                        Ronald S. Boreta

6/10/16                                                                                                                                                   /s/ John Boreta
Date                                                                                                                                                       John Boreta

Joinder by Corporation

     All-American Golf Center, Inc., a Nevada corporation (“Corporation”), hereby joins in the foregoing Stock Transfer Agreement in order to consent to the transactions contemplated thereby and to be bound by those terms affecting the Corporation.

                                                                                                                                            CORPORATION

                                                                                                                                           All-American Golf Center, Inc., a Nevada corporation

6/10/16	By: /s/ Ronald S. Boreta
Date	Name: Ronald S. Boreta
Title: President

EXHIBIT “A”

Ledger

(see attached)

NOTES PAYABLE - PARADISE

Period	Date	Comments		Beginning	Debit	Credit	Ending
				Balance			Balance
				3,363,473.00
07	7/7/2009	RECORD PAYMENT			23,704.03		3,339,768.97-
		OF NOTE PAYABLE
07	7/7/2009	CORRECT RECORD				23,704.03	3,363,473.00-
		OF NOTE PAYABLE
07	7/7/2009	CORRECT RECORD			23,679.03		3,339,793.97-
		OF NOTE PAYABLE
07	7/31/2009	CORRECT			127,144.46		3,212,649.51-
		PARADISE NP
07	7/31/2009	CORRECT				127,144.46	3,339,793.97-
		PARADISE NP 7-09
07	7/31/2009	CORRECT			118,807.51		3,220,986.46-
		PARADISE NP 7-09
07	7/31/2009	REVERSE JE 174			127,144.46		3,093,842.00-
07	7/31/2009	REVERSE JE 174				118,807.51	3,212,649.51-
07	7/31/2009	CORRECT JE 175			0.30		3,212,649.21-
09	9/30/2009	JOHNS & DURRANT			12,500.00		3,200,149.21-
		LLP	/IN: 09302009
09	9/30/2009	JOHNS & DURRANT				12,500.00	3,212,649.21-
		LLP	/IN: 09302009
09	9/30/2009	ROSENFELD			12,500.00		3,200,149.21-
		ROBERSON	/IN:
		09302009

					445,479.79	282,156.00	3,200,149.21-

INTEREST PAYABLE - PARADISE

				2,868,767.40
01	1/31/2009	Int exp - SPLV				28,028.95	2,896,796.35-
		Paydown
02	2/28/2009	Interest exp - SPLV				28,028.95	2,924,825.30-
		Paydown
03	3/31/2009	Interest exp - SPLV				28,028.95	2,952,854.25-
		Paydown
04	4/30/2009	Interest exp - SPLV				28,028.95	2,980,883.20-
		Paydown
05	5/31/2009	Interest exp - SPLV				28,028.95	3,008,912.15-
		Paydown
06	6/30/2009	Interest exp - SPLV				28,028.95	3,036,941.10-
		Paydown
07	7/31/2009	Interest exp-SPLV				28,028.95	3,064,970.05-
		Paydown
07	7/31/2009	Reverse JE-47			28,028.95		3,036,941.10-
07	7/31/2009	Interest expense-SPLV				27,831.63	3,064,772.73-
		Paydown
08	8/31/2009	Interest exp - SPLV				27,831.63	3,092,604.36-
		Paydown
08	8/31/2009	Interest adj			1,059.54		3,091,544.82-
09	9/30/2009	Interest exp - SPLV				27,831.63	3,119,376.45-
		Paydown
09	9/30/2009	Interest adj			1,059.54		3,118,316.91-
10	10/31/2009	Interest exp - SPLV				26,667.92	3,144,984.83-
		Paydown
11	11/30/2009	Interest exp - SPLV				26,667.92	3,171,652.75-
		Paydown
12	12/31/2009	RECORD INTEREST				26,667.92	3,198,320.67-
		PAYABLE V BORE
01	1/31/2010	RECORD JAN'10 INT				26,667.92	3,224,988.59-
		PAY V. BORRE
02	2/28/2010	REC FEB '10				26,667.92	3,251,656.51-

03	3/31/2010	RECORD INTEREST		26,667.71	3,278,324.22-
		EXPENSE VBOR
04	4/30/2010	INTEREST		26,667.85	3,304,992.07-
		EXPENSE
05	5/31/2010	INTEREST		26,667.85	3,331,659.92-
		EXPENSE
05	5/31/2010	CORRECT	1,163.47		3,330,496.45-
		INTEREST PAY V
		BORETA
06	6/30/2010	INTEREST		25,920.64	3,356,417.09-
		PARADISE
06	6/30/2010	INTEREST		747.20	3,357,164.29-
		PARADISE
07	7/31/2010	INTEREST		26,667.84	3,383,832.13-
		PAYABLE -
		PARADISE
08	8/31/2010	INTEREST		26,667.84	3,410,499.97-
		PAYABLE
		PARADISE 8/10
09	9/30/2010	INTEREST		26,667.84	3,437,167.81-
		PAYABLE 09/10
		PARADIS
10	10/31/2010	INTEREST		26,667.84	3,463,835.65-
		PAYABLE 10/10
11	11/30/2010	INTEREST		26,667.85	3,490,503.50-
		PAYABLE 11/10
		PARADIS
12	12/31/2010	INTEREST		27,831.26	3,518,334.76-
		PAYABLE - PAR
		12/10
01	1/31/2011	INTEREST		26,667.83	3,545,002.59-
		PAYABLE 01/11
02	2/28/2011	INTEREST		26,667.84	3,571,670.43-
		PAYABLE 02/11
03	3/31/2011	ACCRUE INTEREST		26,667.84	3,598,338.27-
		PAY 03/11
04	4/30/2011	ACCRUE INTEREST		26,667.84	3,625,006.11-
		PAYABLE 04/11
05	5/31/2011	ACCRUE INTEREST		26,667.84	3,651,673.95-
		05/11
06	6/30/2011	ACCRUE INTEREST		26,667.84	3,678,341.79-
		PAYABLE 06/11
07	7/31/2011	ACCRUE INTEREST		26,667.84	3,705,009.63-
		PAYABLE
		PARADISE 07/11
08	8/31/2011	RECORD INTEREST		26,667.84	3,731,677.47-
		PAYABLE 08/11
09	9/30/2011	ACCRUE INTEREST		26,667.84	3,758,345.31-
		PAYABLE 09/11
10	10/31/2011	RECORD ACCRUED		26,667.85	3,785,013.16-
		INTEREST
		PAYABLE 10/11
11	11/30/2011	RECORD ACCRUE		26,667.84	3,811,681.00-
		INTEREST
		PAYABLE 11/11
12	12/31/2011	RECORD ACCRUED		26,667.84	3,838,348.84-
		INTEREST
		PAYABLE 12/11
01	1/31/2012	RECORD ACCRUED		26,667.83	3,865,016.67-
		INTEREST
		PAYABLE 01/12
02	2/29/2012	RECORD ACCRUED		26,667.84	3,891,684.51-
		INTEREST
		PAYABLE 02/12
03	3/31/2012	RECORD ACCRUED		26,667.84	3,918,352.35-
		INTEREST
		PAYABLE 03/12
04	4/30/2012	RECORD ACCRUED		26,667.84	3,945,020.19-
		INTEREST
		PAYABLE 04/12

05	5/31/2012	RECORD ACCRUED	26,667.84	3,971,688.03-
		INTEREST
		PAYABLE 05/12
06	6/30/2012	RECORD ACCRUED	26,667.84	3,998,355.87-
		INTEREST
		PAYABLE 06/12
07	7/31/2012	RECORD ACCRUED	26,667.84	4,025,023.71-
		INTEREST
		PAYALBE 07/12
08	8/31/2012	RECORD ACCRUED	28,028.95	4,051,691.55-
		INTEREST
		PAYABLE 08/12
09	9/30/2012	RECORD ACCRUED	26,667.84	4,078,359.39-
		INTEREST
		PAYABLE 09/12
10	10/31/2012	RECORD ACCRUED	26,667.84	4,105,027.24-
		INTEREST
		PAYABLE 10/12
11	11/30/2012	ACCRUE INTEREST	26,667.84	4,131,695.08-
		PAYABLE 11/12
12	12/31/2012	RECORD INTEREST	26,667.84	4,158,362.92-
		PAYABLE 12/12
01	1/31/2013	RECORD ACCRUED	26,667.84	4,185,030.75-
		INTEREST
		PAYABLE 1/13
02	2/28/2013	RECORD ACCRUED	26,667.84	4,211,698.59-
		INTEREST
		PAYABLE 02/13
03	3/31/2013	RECORD ACCRUED	26,667.84	4,238,366.43-
		INTEREST
		PAYABLE 03/13
04	4/30/2013	RECORD ACCRUED	26,667.84	4,265,034.27-
		INTEREST
		PAYABLE 04/13
05	5/31/2013	RECORD ACCRUED	27,831.63	4,291,702.11-
		INTEREST
		PAYABLE 05/13
06	6/30/2013	RECORD ACCRUED	26,667.84	4,318,369.95-
		INTEREST
		PAYABLE 06/13
07	7/31/2013	RECORD ACCRUED	26,667.84	4,345,037.79-
		INTEREST
		PAYABLE 07/13
08	8/31/2013	RECORD ACCRUED	26,667.84	4,371,705.63-
		INTEREST
		PAYABLE 08/13
09	9/30/2013	RECORD ACCRUED	26,667.84	4,398,373.47-
		INTEREST
		PAYABLE 09/13
10	10/31/2013	RECORD INTERST	26,667.84	4,425,041.31-
		V BORETA -
		OCTOBEr
11	11/30/2013	RECORD INTEREST	26,667.84	4,451,709.15-
		V BORETA -
		NOVEMBER 13
12	12/31/2013	RECORD INTEREST	26,667.84	4,478,376.99-
		V BORETA - DEC
		2013
01	1/31/2014	RECORD INTEREST	26,667.84	4,505,044.83-
		V BORETA JAN
		2014
02	2/28/2014	RECORD INTERST	26,667.84	4,531,712.67-
		V BORETA FEB
		2014
03	3/31/2014	RECORD INTEREST	26,667.84	4,558,380.51-
		V BORETA MARCH
04	4/30/2014	RECORD INTEREST	26,667.84	4,585,048.35-
		V BORETA APRIL
05	5/31/2014	RECORD INTEREST	26,667.84	4,611,716.19-
		V BORETA MAY

06	6/24/2014	RECORD INTEREST		26,667.84	4,638,384.03-
		V BORETA JUNE
07	7/31/2014	RECORD INTEREST		26,667.84	4,665,051.87-
		V BORETA JULY
08	8/31/2014	RECORD INTEREST		26,667.84	4,691,719.71-
		V BORETA AUG
09	9/30/2014	RECORD INTEREST		26,667.84	4,718,387.55-
		V BORETA SEPT
10	10/31/2014	INTEREST		26,667.84	4,745,055.39-
		EXPENSE
11	11/30/2014	INTEREST		26,667.84	4,771,723.23-
		EXPENSE
12	12/31/2014	INT PAYABLE		26,667.85	4,798,391.07-
01	1/31/2015	INT PAYABLE		27,831.26	4,825,058.91-
02	2/28/2015	INT		26,667.84	4,851,726.75-
		PAYABLES/DEFER
		RED SALARY
03	3/31/2015	MONTH END		26,667.84	4,878,394.59-
		ENTRIES
04	4/30/2015	MONTH END		26,667.84	4,905,062.43-
05	5/31/2015	MONTH END		26,667.84	4,931,730.27-
06	6/30/2015	MONTH END		26,667.84	4,958,398.12-
		ADJUSTING
		ENTRIES
07	7/31/2015	JULY15 INT		26,667.84	4,985,065.96-
		PAYABLE
08	8/31/2015	AUG15 MTH-END		26,667.84	5,011,733.80-
		RECURRING
09	9/30/2015	Sept15 Mth-End		26,667.84	5,038,401.64-
		Recurring Entries-
10	10/31/2015	OCT15 INT		26,667.84	5,065,069.48-
		PAYABLE
11	11/30/2015	NOV15 LVDGT		26,667.84	5,091,737.32-
		PARADISE
12	12/31/2015	DEC15 MTH-END		26,667.84	5,118,405.16-
		ADJ ENTRIES
01	1/31/2016	JAN16 MTH-END		26,667.84	5,145,073.00-
		ADJ ENTRIES
		INTEREST EXPEN
02	2/29/2016	FEB 15TH MTH-		26,667.84	5,171,740.84-
		END ADJ ENTRIES
03	3/31/2016			26,667.84	5,198,408.68-
04	4/30/2016			26,667.84	5,225,076.52-
05	5/31/2016			26,667.84	5,251,744.36-

			31,311.50	2,414,288.46	5,251,744.36-

NOTES PAYABLE - BE HOLDINGS

Beginning Balance

100,000.00-

Ending Balance

100,000.00-

INTEREST PAYABLE - BE HOLDINGS

Period	Date	Comments	Beginning	Debit	Credit	Ending Balance
Balance

			41,666.51-
01	1/31/2009	Interest exp - BE Holdings		833.33	42,499.84-
02	2/28/2009	Int exp - NP BE Holdings		833.33	43,333.17-
03	3/31/2009	Int exp - NP BE Holdings		833.33	44,166.50-
04	4/30/2009	Int-exp - NP BE Holdings		833.33	44,999.83-
05	5/31/2009	Interest exp - NP BE Holding		833.33	45,833.16-
06	6/30/2009	Interest expense-NP BE Holding		833.33	46,666.49-
07	7/31/2009	Interest expense-NP BE Holding		833.33	47,499.82-
08	8/31/2009	Interest exp- NP BE Holding		833.33	48,333.15-
09	9/30/2009	Interest exp - NP BE Holdings		833.33	49,166.48-
10	10/31/2009	Interest Exp - NP BE Holding		833.33	49,999.81-
11	11/30/2009	Interest Exp - NP BE Holding		833.33	50,833.14-
12	12/31/2009	RECORD INT NP BE HOLDINGS		833.33	51,666.47-
01	1/31/2010	RECORED JAN '10 INT ON NP		833.33	52,499.80-
02	2/28/2010	REC FEB '10		833.33	53,333.13-
03	3/31/2010	RECORD BE HOLDINGS INTEREST		833.33	54,166.46-
04	4/30/2010	INTEREST PAYABLE EXPENSE		833.33	54,999.79-
05	5/31/2010	INTEREST EXPENSE		833.33	55,833.12-
06	6/30/2010	INTEREST BE HOLDING		833.31	56,666.43-
07	7/31/2010	INTEREST PAYABLE - BE HOLDING		833.31	57,499.74-
08	8/31/2010	INTEREST PAY BE HOLDING 08/10		833.31	58,333.05-
09	9/30/2010	INTEREST PAYABLE 09/10 BE HOLD		833.28	59,166.33-
10	10/31/2010	INTEREST PAYABLE 10/10		833.30	59,999.63-
11	11/30/2010	INTEREST PAYABLE 11/10 BE HOLD		833.30	60,832.93-
12	12/31/2010	INTEREST PAYABLE 12/10 BE HOLD		833.31	61,666.24-

01	1/31/2011	INTEREST PAYABLE 01/11		833.31	62,499.55-

02	2/28/2011	INTEREST PAYABLE 02/11		833.32	63,332.87-

03	3/31/2011	ACCRUE INTEREST PAY 03/11		833.31	64,166.18-

04	4/30/2011	ACCRUE INTEREST PAYABLE 04/11		833.32	64,999.50-

05	5/31/2011	ACCRUE INTEREST 05/11		833.32	65,832.82-

06	6/30/2011	ACCRUE INTEREST PAYABLE 06/11		833.31	66,666.13-

07	7/31/2011	ACCRUE INTEREST PAYABLE BE		833.31	67,499.44-
		HOLDINGS 07/1
08	8/31/2011	RECORD INTEREST PAYABLE 08/11		833.32	68,332.76-

09	9/30/2011	ACCRUE INTEREST PAYABLE 09/11		833.32	69,166.08-

10	10/31/2011	RECORD ACCRUED INTEREST		833.32	69,999.40-
		PAYABLE 10/11
11	11/30/2011	RECORD ACCRUE INTEREST		833.32	70,832.72-
		PAYABLE 11/11
12	12/31/2011	RECORD ACCRUED INTEREST		833.31	71,666.03-
		PAYABLE 12/11
01	1/31/2012	RECORD ACCRUED INTEREST		833.31	72,499.34-
		PAYABLE 01/12
02	2/29/2012	RECORD ACCRUED INTEREST		833.31	73,332.65-
		PAYABLE 02/12
03	3/31/2012	RECORD ACCRUED INTEREST		883.30	74,215.95-
		PAYABLE 03/12
03	3/31/2012	CORRECT JE 000167 ACCRUED	50.00		74,165.95-
		INTEREST 03/12
04	4/30/2012	RECORD ACCRUED INTEREST		833.31	74,999.26-
		PAYABLE 04/12
05	5/31/2012	RECORD ACCRUED INTEREST		833.30	75,832.56-
		PAYABLE 05/12
06	6/30/2012	RECORD ACCRUED INTEREST		833.31	76,665.87-
		PAYABLE 06/12
07	7/31/2012	RECORD ACCRUED INTEREST		833.30	77,499.17-
		PAYALBE 07/12
08	8/31/2012	RECORD ACCRUED INTEREST		833.31	78,332.48-
		PAYABLE 08/12
09	9/30/2012	RECORD ACCRUED INTEREST		833.29	79,165.77-
		PAYABLE 09/12
10	10/31/2012	RECORD ACCRUED INTEREST		833.31	79,999.08-
		PAYABLE 10/12
11	11/30/2012	ACCRUE INTEREST PAYABLE 11/12		833.30	80,832.38-

12	12/31/2012	RECORD INTEREST PAYABLE 12/12		833.31	81,665.69-

01	1/31/2013	RECORD ACCRUED INTEREST		833.30	82,498.99-
		PAYABLE 1/13
02	2/28/2013	RECORD ACCRUED INTEREST		833.31	83,332.30-
		PAYABLE 02/13
03	3/31/2013	RECORD ACCRUED INTEREST		833.30	84,165.60-
		PAYABLE 03/13
04	4/30/2013	RECORD ACCRUED INTEREST		833.31	84,998.91-
		PAYABLE 04/13
05	5/31/2013	RECORD ACCRUED INTEREST		833.30	85,832.21-
		PAYABLE 05/13
06	6/30/2013	RECORD ACCRUED INTEREST		833.31	86,665.52-
		PAYABLE 06/13
07	7/31/2013	RECORD ACCRUED INTEREST		833.30	87,498.82-
		PAYABLE 07/13
08	8/31/2013	RECORD ACCRUED INTEREST		833.31	88,332.13-
		PAYABLE 08/13
09	9/30/2013	RECORD ACCRUED INTEREST		833.30	89,165.43-
		PAYABLE 09/13
10	10/31/2013	RECORD INTEREST EXPENSE BE		833.31	89,998.74-
		HOLDINGS - OC
11	11/30/2013	RECORD INTERST XPENSE BE		833.31	90,832.05-
		HOLDINGS - NOV
12	12/31/2013	RECORD INTERST EXPENSE BE		833.31	91,665.36-
		HOLDINGS - DEC
01	1/31/2014	RECORD INTERST EXPENSE BE		833.27	92,498.63-
		HOLDINGS JAN 2
02	2/28/2014	RECORD INTEREST EXPENSE BE		833.31	93,331.94-
		HOLDINGS FEB
03	3/31/2014	RECORD INTERST EXPENSE BE		833.31	94,165.25-
		HOLDING MARCH
04	4/30/2014	RECORD BE HOLDING INTEREST		833.31	94,998.56-
		EXPENSE APRIL
05	5/31/2014	RECORD BE HOLDING INTEREST		833.31	95,831.87-
		EXPENSE MAY
06	6/24/2014	RECORD JUNE PREPAID EXPENSES		833.31	96,665.18-

07	7/31/2014	RECORD INTEREST EXPENSE - BE		833.31	97,498.49-
		HOLDINGS JU
08	8/31/2014	RECORD INTEREST EXPENSE BE		833.31	98,331.80-
		HOLDINGS AUG
09	9/30/2014	RECORD INTEREST EXPENSE BE		833.31	99,165.11-
		HOLDINGS SEPT
10	10/31/2014	INTEREST EXPENSE		833.31	99,998.42-

11	11/30/2014	INTEREST EPXENSE		833.31	100,831.73-

11	11/30/2014	INTEREST EXPENSE	831.73		100,000.00-

12	12/31/2014	INT PAYABLE		833.31	100,833.31-

12	12/31/2014	RVRS		833.31		100,000.00-
12	12/31/2014	CORRECT INTERST BE HOLDINGS			1,665.00	101,665.00-
01	1/31/2015	INT PAYABLE			833.31	102,498.31-
02	2/28/2015	INT PAYABLES/DEFERRED SALARY			833.31	103,331.62-
03	3/31/2015	MONTH END ENTRIES			833.31	104,164.93-
04	4/30/2015	MONTH END			833.31	104,998.24-
05	5/31/2015	MONTH END			833.31	105,831.55-
06	6/30/2015	MONTH END ADJUSTING ENTRIES			833.31	106,664.86-
07	7/31/2015	JULY15 INT PAYABLE BE			833.31	107,498.17-
		HOLDINGS
08	8/31/2015	AUG15 MTH-END RECURRING			833.31	108,331.48-
09	9/30/2015	Sept15 Mth-End Recurring Entries-			833.31	109,164.79-
10	10/31/2015	OCT15 INT PAYABLE			833.31	109,998.10-
11	11/30/2015	NOV15 INV PAYABLE BE HOLDINGS			833.31	110,831.41-
12	12/31/2015	DEC15 MTH-END ADJ ENTRIES			833.31	111,664.72-
01	1/31/2016	JAN 2016 MTH-END INT. EXP			833.31	112,498.03-
02	2/29/2016	FEB 15TH MTH-END ADJ ENTRIES			833.31	113,331.34-
02	2/29/2016	FEB 16 MONTH END JOURNAL			833.31	114,164.65-
		ENTRIES
02	2/29/2016			833.31		113,331.34-
03	3/31/2016				833.31	114,164.65-
04	4/30/2016				833.31	114,997.96-
05	5/31/2016				833.31	115,831.27-

			41,666.51-	2,548.35	76,713.11	115,831.27-

EXHIBIT “B”

RSB Salary

(see attached)

		Ronald Boreta Deferred Salary
Account Number/Description
Period	Date	Journal	Comments	Credit	Ending
					Balance
03	3/31/2011	JE-	DEFERRED SALARY -	5,000.00	5,000.00-
		000009	EXEC 02/11
03	3/31/2011	JE-	DEFERRED SALARY -	5,000.00	10,000.00-
		000009	EXEC 03/11
04	4/30/2011	JE-	DEFSAL/DEFERRED	5,000.00	15,000.00-
		000028	SALARY - EXECUTIVE
05	5/31/2011	JE-	DEFERRED SALARY	5,000.00	20,000.00-
		000040	05/11
06	6/30/2011	JE-	DEFERRED SALARY	5,000.00	25,000.00-
		000052	06/11
07	7/31/2011	JE-	ACCRUE INTEREST	5,000.00	30,000.00-
		000068	DEFERRED SALARY
07/11
08	8/31/2011	JE-	RECORD DEFERRED	5,000.00	35,000.00-
		000076	SALARY 08/11
09	9/30/2011	JE-	ACCRUE DEFERRED	5,000.00	40,000.00-
		000087	SALARY 09/11
10	10/31/2011	JE-	RECORD DEFERRED	5,000.00	45,000.00-
		000104	SALARY 10/11
11	11/30/2011	JE-	RECORD DEFERRED	5,000.00	50,000.00-
		000115	SALARY 11/11
12	12/31/2011	JE-	DEFERRED SALARY	5,000.00	55,000.00-
		000126	12/11
01	1/31/2012	JE-	RECORD DEFERRED	5,000.00	60,000.00-
		000143	SALARY 01/12
02	2/29/2012	JE-	RECORD DEFERRED	5,000.00	65,000.00-
		000157	SALARY 02/12
03	3/31/2012	JE-	RECORD DEFERRED	5,000.00	70,000.00-
		000167	SALARY 03/12
04	4/30/2012	JE-	RECORD DEFERRED	5,000.00	75,000.00-
		000182	SALARY 04/12
05	5/31/2012	JE-	RECORD DEFERRED	5,000.00	80,000.00-
		000192	SALARY 05/12
06	6/30/2012	JE-	RECORD DEFERRED	5,000.00	85,000.00-
		000204	SALARY 06/12
07	7/31/2012	JE-	RECORD DEFERRED	5,000.00	90,000.00-
		000214	SALARY 07/12
08	8/31/2012	JE-	RECORD DEFERRED	5,000.00	95,000.00-
		000222	SALARY 08/12
09	9/30/2012	JE-	RECORD DEFERRED	5,000.00	100,000.00-
		000230	SALARY 09/12
10	10/31/2012	JE-	RECORD DEFERRED	5,000.00	105,000.00-
		000241	SALARY 10/12
11	11/30/2012	JE-	ACCRUE DEFERRED	5,000.00	110,000.00-
		000249	SALARY 11/12
12	12/31/2012	JE-	RECORD DEFERRED	5,000.00	115,000.00-
		000261	SALARY 12/12
01	1/31/2013	JE-	RECORD DEFERRED	5,000.00	120,000.00-
		000272	SALARY 1/13
02	2/28/2013	JE-	RECORD DEFERRED	5,000.00	125,000.00-
		000281	PAYROLL 02/13
03	3/31/2013	JE-	RECORD DEFERRED	5,000.00	130,000.00-
		000290	SALARY 03/13
04	4/30/2013	JE-	RECORD DEFERRED	5,000.00	135,000.00-
		000301	SALARY 04/13
05	5/31/2013	JE-	RECORD DEFERRED	5,000.00	140,000.00-
		000309	SALARY 05/13
06	6/30/2013	JE-	RECORD DEFERRE	5,000.00	145,000.00-
		000316	SALARY 06/13
07	7/31/2013	JE-	RECORD DEFERRED	5,000.00	150,000.00-
		000330	SALARY 07/12
08	8/31/2013	JE-	RECORD DEFERRED	5,000.00	155,000.00-
		000339	SALARY 08/13
09	9/30/2013	JE-	RECORD DEFERRED	5,000.00	160,000.00-
		000347	SALARY 09/13

10	10/31/2013	JE-	RECORD DEFERRED	5,000.00	165,000.00-
		000363	SALARY EXECUTIVE -
			OCTOB
11	11/30/2013	JE-	RECORD DEFERRED	5,000.00	170,000.00-
		000376	SALARY EXECUTIVE -
NOVEM
12	12/31/2013	JE-	RECORD DEFERRED	5,000.00	175,000.00-
		000405	SALARY EXECUTIVE
DECEMBE
01	1/31/2014	JE-	RECORD DEFERRED	5,000.00	180,000.00-
		000422	SALARY EXECUTIVE
JAN 201
02	2/28/2014	JE-	RECORD DEFERRED	5,000.00	185,000.00-
		000435	SALARY FEB 2014
03	3/31/2014	JE-	RECORD DEFERRED	5,000.00	190,000.00-
		000443	SALARY MARCH
04	4/30/2014	JE-	RECORD APRIL	5,000.00	195,000.00-
		000455	DEFERRED SALARY
05	5/31/2014	JE-	RECORD MAY	5,000.00	200,000.00-
		000466	DEFERRED SALARY
06	6/24/2014	JE-	RECORD JUNE PREPAID	5,000.00	205,000.00-
		000472	EXPENSES
07	7/31/2014	JE-	RECORD JULY	5,000.00	210,000.00-
		000490	DEFERRED SALARY
08	8/31/2014	JE-	RECORD AUG	5,000.00	215,000.00-
		000506	DEFERRED SALARY
09	9/30/2014	JE-	RECORD SEPT	5,000.00	220,000.00-
		000511	DEFERRED SALARY
10	10/31/2014	JE-	DEFERRED SALARY	5,000.00	225,000.00-
		000532
11	11/30/2014	JE-	DEFERRED SALARY	5,000.00	230,000.00-
		000541
12	12/31/2014	JE-	DEFERRED SALARY	5,000.00	235,000.00-
		000551
01	1/31/2015	JE-	DEFERRED SALARY	5,000.00	240,000.00-
		000563
02	2/28/2015	JE-	INT	5,000.00	245,000.00-
		000572	PAYABLES/DEFERRED
SALARY
03	3/31/2015	JE-	MONTH END ENTRIES	5,000.00	250,000.00-
		000579
04	4/30/2015	JE-	MONTH END	5,000.00	255,000.00-
		000590
05	5/31/2015	JE-	MONTH END	5,000.00	260,000.00-
		000598
06	6/30/2015	JE-	MONTH END ADJUSTING	5,000.00	265,000.00-
		000605	ENTRIES
07	7/31/2015	JE-	JULY15 DEFERRED SAL	5,000.00	270,000.00-
		000614
08	8/31/2015	JE-	AUG15 MTH-END	5,000.00	275,000.00-
		000630	RECURRING
09	9/30/2015	JE-	Sept15 Mth-End Recurring	5,000.00	280,000.00-
		000635	Entries-
10	10/31/2015	JE-	OCT15 DEFERRED	5,000.00	285,000.00-
		000644	SALARY
11	11/30/2015	JE-	NOV15 DEFERRED SAL	5,000.00	290,000.00-
		000650
12	12/31/2015	JE-	DEC15 MTH-END ADJ	5,000.00	295,000.00-
		000656	ENTRIES
01	1/31/2016	JE-	JAN 2016 MTH-END DEF	5,000.00	300,000.00-
		000677	SALARY
02	2/29/2016	JE-	FEB 15TH MTH-END ADJ	5,000.00	305,000.00-
		000685	ENTRIES
03	3/31/2016	JE-		5,000.00	310,000.00-
		000691
04	4/30/2016	JE-		5,000.00	315,000.00-
		000705
05	5/31/2016	JE-		5,000.00	320,000.00-
		000706

EXHIBIT “C”

Stock Power

     FOR VALUE RECEIVED, the undersigned hereby assigns and transfers unto John Boreta and Ronald Boreta, all of its right, title and interest in and to thirty-three and 15/100 (33.15) shares of common stock (“Shares”) in All-American Golf Center, Inc., a Nevada corporation (the “Corporation”), and does hereby irrevocably constitute and appoint any individual designated by the Corporation as its attorney in fact to transfer the Shares on the books of the Corporation, with full power of substitution in the premises.

DATED as of the ______ day of _______________, 2016.

All-American Sportpark, Inc., a Nevada corporation

By:
Name: Ronald S. Boreta
Title: President

EXHIBIT “D”

Satisfaction of Indebtedness

     The undersigned hereby acknowledge and agree that the indebtedness in the amount of $___________ of principal and interest as set forth on the Ledger, and all additional unpaid accrued interest on the indebtedness as of the date hereof, has been fully satisfied, and therefore, the documents evidencing such principal are hereby declared to be amended to reflect the foregoing reduction in principal and the cancelation of all unpaid accrued interest on such amounts.

DATED as of the _______ day of __________________, 2016.

                                                                                                                        _____________________
                                                                                                                        Ronald S. Boreta

                                                                      _____________________
                                                                                                                        John Boreta

EXHIBIT “E”

     Ronald S. Boreta expressly consents to the assumption of all deferred and ongoing salary obligations owed to Ronald S. Boreta by All-American Golf Center, Inc.; and All-American Golf Center, Inc. assumes all deferred and ongoing salary obligations owed to Ronald S. Boreta.

DATED as of the _______ day of __________________, 2016.

_______________________
Ronald S. Boreta

All-American Golf Center, Inc.
a Nevada corporation

By:_____________________
Name: Ronald S. Boreta
Title: President